EXHIBIT 4.7







                            UNITS PURCHASE AGREEMENT


                                     BETWEEN


                                   VALHI, INC.


                                       AND


                     U.S. RESTAURANT PROPERTIES MASTER L.P.



                                 April 18, 1997


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                                TABLE OF CONTENTS


         1.  Definitions.....................................................1

         2.  Purchase and Sale of Valhi Units................................3
                  (a)  Basic Transaction.....................................3
                  (b)  Purchase Price........................................3
                  (c)  The Closing...........................................3
                  (d)  Deliveries at the Closing.............................4

         3.  Representations and Warranties..................................4
                  (a)  Representations and Warranties of Seller..............4
                  (b)  Representations and Warranties of Buyer...............6
                  (c)  Lack of Marketability.................................8

         4.  Pre-Closing Covenants...........................................8
                  (a)  General...............................................8
                  (b)  Notices and Consents..................................8
                  (c)  Access................................................9
                  (e)  Notice of Developments................................9

         5.   Post-Closing Covenants.........................................9
                  (a)  General...............................................9
                  (b)  Litigation Support....................................9
                  (c)  Public Information...................................10
                  (d)  Shelf Registration...................................10
                  (e)  Shelf Registration Procedures........................10
                  (f)  NYSE Listing Application.............................17
                  (g)  No Trading...........................................17

         6.  Conditions to Obligation to Close..............................18
                  (a)  Conditions to Obligation of Buyer....................18
                  (b)  Conditions to Obligation of Seller...................19

         7.  Remedies for Breaches of this Agreement........................19
                  (a)  Survival of Representations and Warranties...........19
                  (b)  Indemnification Provisions for Benefit of Buyer......20
                  (c)  Indemnification Provisions for Benefit of Seller.....20
                  (d)  Matters Involving Third Parties......................20
                  (e)  Determination of Adverse Consequences................20
                  (f)  Other Indemnification Provisions.....................21



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         8.  Termination....................................................21
                  (a)  Termination of Agreement.............................21
                  (b)  Effect of Termination................................22

         10.  Miscellaneous.................................................22
                  (a)  Press Releases and Public Announcements..............22
                  (b)  No Third Party Beneficiaries.........................22
                  (c)  Entire Agreement.....................................22
                  (d)  Succession and Assignment............................22
                  (e)  Counterparts.........................................23
                  (f)   Headings............................................23
                  (g)  Notices..............................................23
                  (h)  Governing Law........................................24
                  (i)   Amendments and Waivers..............................24
                  (j)   Severability........................................24
                  (k)  Expenses.............................................24
                  (l)   Construction........................................24
                  (m) Incorporation of Exhibits.............................25


                                    EXHIBITS

                   EXHIBIT A       Disclosure Schedule
                   EXHIBIT B       Form of Standstill Agreement





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                            UNITS PURCHASE AGREEMENT

         This Units Purchase Agreement (the "Agreement") is entered into as of April 18, 1997, by and between VALHI, INC., a Delaware corporation (the "Buyer") and U.S. RESTAURANT PROPERTIES MASTER L.P., a Delaware limited partnership (the "Seller"). Buyer and Seller are referred to individually as a "Party" and collectively as the "Parties."

         This Agreement contemplates a transaction in which Buyer will purchase for cash from Seller, and Seller will sell to Buyer, certain units of limited partnership interest of Seller represented by depositary receipts (the "Units").

         Now, therefore, in consideration of the premises and the mutual promises, representations, warranties and covenants set forth below, the Parties agree as follows.

         1.  DEFINITIONS.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of December 23, 1996 between Seller and Sybra, Inc., a Delaware corporation.

         "BUYER" has the meaning set forth in the preface above.

         "CLOSING" has the meaning set forth in ss.2(c) below.

         "CLOSING DATE" has the meaning set forth in ss.2(c) below.

         "COMMISSION" means the Securities and Exchange Commission and any successor agency.

         "CONFIDENTIAL   INFORMATION"  means  any  information   concerning  the
businesses and affairs of Seller and its Subsidiaries that is not already generally available to the public.

         "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

         "EFFECTIVE DATE" has the meaning set forth in ss.2(e) below.

         "FORM 10-K" has the meaning set forth in ss.3 below.

         "FORMS 10-Q" has the meaning set forth in ss.3 below.



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         "HART - SCOTT - RODINO  ACT"   means  the  Hart-Scott-Rodino  Antitrust
Improvements Act of 1976, as amended.

         "HOLDERS" has the meaning set forth in ss.5(d) below.

         "HOLDERS' COUNSEL" has the meaning set forth in ss.5(e) below.

         "INDEMNIFIED PARTY" has the meaning set forth in ss.7(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in ss.7(d) below.

         "KNOWLEDGE" means actual knowledge without independent investigation of the referenced person or, if an entity, the executive officers of the referenced entity.

         "LOSSES" has the meaning set forth in ss.5(e) below.

         "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of such Person's business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRIME RATE" has the meaning set forth in ss.7(e) below.

         "PROSPECTUS" has the meaning set forth in ss.5(e) below.

         "PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "SELLER" has the meaning set forth in the preface above.



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         "SHELF REGISTRATION" has the meaning set forth in ss.5(d) below.

         "SHELF REGISTRATION PERIOD" has the meaning set forth in ss.5(d) below.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in ss.5(d) below.

         "SUBSIDIARY" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interests, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other persons performing similar functions with respect to such entity.

         "STANDSTILL AGREEMENT" means an agreement substantially in the form of Exhibit B attached hereto and incorporated herein by this reference.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated February 7, 1997 by and between Valcor, Inc., a Delaware corporation and I.C.H. Corporation, a Delaware corporation.

         "THIRD PARTY CLAIM" has the meaning set forth in ss.7(d) below.

         "UNITS" has the meaning set forth in the preface above.

         "VALHI UNITS" shall have the meaning set forth in ss.2(a) below.

         2.  PURCHASE AND SALE OF VALHI UNITS.

         (a) BASIC TRANSACTION. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, at Closing, for the consideration set forth below, 222,222 newly issued Units (the "Valhi Units").

         (b) PURCHASE PRICE. Buyer agrees to pay to Seller at the Closing $6,000,000 (the "Purchase Price") by delivery of cash in the amount of the Purchase Price payable by wire transfer or delivery of other immediately available funds.

         (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer in Dallas, Texas, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine


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(the "Closing Date"); PROVIDED,  HOWEVER that the Closing Date shall be no later than April 30, 1997.

         (d) DELIVERIES AT THE CLOSING. At the Closing, (i) Seller will execute, acknowledge (if appropriate), and deliver to Buyer the Standstill Agreement and the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) Buyer will execute, acknowledge (if appropriate), and deliver to Seller the Standstill Agreement and the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) Seller will deliver to Buyer certificates issued in the name of Buyer representing the Valhi Units, and (iv) Buyer will deliver to Seller the consideration specified in ss.2(b) above.

         3.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement except as set forth in the disclosure schedule attached hereto as EXHIBIT A and incorporated in this Agreement by this reference (the "Disclosure Schedule"). Seller shall confirm whether the statements contained in this ss.3(a) are correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a), except with respect to the first sentence of Section 3(a)(vii)).

                  (i)  ORGANIZATION OF SELLER.   Seller is a limited partnership
         duly formed and validly existing under the laws of Delaware.

                  (ii) AUTHORIZATION OF TRANSACTION. Seller has the power and authority under its partnership documents to execute and deliver this Agreement and the Standstill Agreement and to perform its obligations under this Agreement and the Standstill Agreement. The execution and delivery of this Agreement and the Standstill Agreement has been approved by all action required under Seller's partnership documents. This Agreement constitutes and the Standstill Agreement, when executed, will constitute the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms and conditions.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Standstill Agreement, nor the consummation of the transactions contemplated by such agreements, will (A) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of its partnership documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement


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         to which  Seller  is a party or by which it is bound or to which any of its assets is subject. To the Knowledge of Seller, and other than in connection with the provisions of the Hart-Scott-Rodino Act, Seller does not need to give any notice to, make any filing with, or obtain
         any   authorization,   consent,   or  approval  of  any  government  or
         governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iv) BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                  (v) VALHI UNITS. Subject to this Agreement and the Standstill Agreement, the Valhi Units will be issued free and clear of any restrictions on transfer (other than restrictions on transfer imposed by the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Valhi Units that will exist after the Closing other than the Standstill Agreement. No preemptive or similar rights exist with respect to the Valhi Units.

                  (vi) SELLER'S STATUS AND BUSINESS. Seller is duly authorized to conduct business under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Seller. Seller has the power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (vii) UNITS. As of the date of this Agreement, the issued and outstanding Units consist of 7,201,028 Units. All of the issued and outstanding Units have been duly authorized, are validly issued, and fully paid. Except for this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Seller to issue, sell, or otherwise cause to become outstanding any Units. There are no outstanding or authorized Unit appreciation, profit participation, or similar rights with respect to Seller.

                  (viii) MATERIAL INFORMATION. Seller has delivered to Buyer copies of Seller's Annual Report on Form10-K for the year ended December 31, 1996 (the "Form 10-K"), as filed with the Commission. Seller has made available to Buyer all other reports, registration statements and other documents filed by Seller with the Commission under the Securities Exchange Act since January 1, 1996. Seller has filed all reports, registration statements and other documents required to be filed with the Commission under the rules and regulations of the Commission since


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         January 1, 1996, and all such  Commission  filings  complied as to form with the requirements of the Securities Exchange Act. The Form10-K (including any exhibits or schedules or documents incorporated therein by reference) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances
         under  which  they  were  made,  not   misleading.   Seller's   audited
         consolidated financial statements included in the Form10-K have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes to such statements) and fairly present Seller's financial position as of the dates of the balance sheets and Seller's results of operations and changes in cash flow for the periods presented (except, in the case of the unaudited financial statements, for normal year-end adjustments and for the condensation or omission of footnote disclosures in accordance with the requirements of the Commission).

                  (ix) EVENTS SUBSEQUENT TO MOST RECENT FILING. Since filing the Form 10-K with the Commission, there has not been any material adverse change in the financial condition, results of operation or liquidity of Seller. Without limiting the generality of the foregoing, since that date Seller has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

         (b) REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement except as set forth in the Disclosure Schedule. Buyer shall confirm whether the statements contained in this ss.3(b) are correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

                  (i)  ORGANIZATION OF BUYER.    Buyer  is  a  corporation  duly
         organized, validly existing, and in good standing under the laws of Delaware.

                  (ii) AUTHORIZATION OF TRANSACTION. Buyer has the corporate power and authority to execute and deliver this Agreement and the Standstill Agreement and to perform its obligations under this Agreement and the Standstill Agreement. The execution and delivery of this Agreement and the Standstill Agreement have been approved by Buyer's Board of Directors and no approval is required by the Buyer's stockholders. This Agreement constitutes and the Standstill Agreement, when executed, will constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms and conditions.

                  (iii)  NONCONTRAVENTION.    Neither   the  execution  and  the
         delivery of this Agreement or the Standstill Agreement, nor the consummation of the transactions


                                       -6-

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         contemplated   by  such   agreements,   will  (A)   violate  any  valid
         constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its certificate of incorporation or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the
         acceleration   of,  create  in  any  party  the  right  to  accelerate,
         terminate,   modify,  or  cancel,  or  require  any  notice  under  any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. To the Knowledge of Buyer, and other than in connection with the provisions of the Hart-Scott-Rodino Act, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iv) BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                  (v)  FUNDING.   Buyer possesses adequate cash reserves to fund
         the purchase of the Valhi Units.

                  (vi)   SOPHISTICATED INVESTOR.

                         (A)      ACCREDITED INVESTOR.   Buyer is an "accredited
                                  investor" as defined in Rule 501(a)(3) under the Securities Act.

                         (B) INVESTMENT PURPOSE. Buyer is acquiring the Valhi Units for investment purposes and not with a view to making a distribution of the Valhi Units in violation of the Securities Act.

                         (C) INVESTMENT EXPERIENCE. Buyer has sufficient knowledge and experience to enable it to evaluate the merits and risks of an investment in the Valhi Units.

                         (D) FINANCIAL DISCLOSURE. Buyer has received all of the financial and other information of Seller that Buyer considers necessary to evaluate an investment in the Valhi Units.

                         (E) ABILITY TO BEAR LOSS. Buyer has the financial ability to bear any loss with respect to its investment in the Valhi Units.

                         (F)      PLACE OF BUSINESS.    The  principal  place of
                                  business of Buyer is located in the State of Texas.


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         (c)  LACK OF MARKETABILITY.  Buyer acknowledges that:

                  (i) NO TRANSFER. Buyer may not sell or otherwise transfer the Valhi Units: (A) unless such sale or other transfer of such Units is registered under the Securities Act and the securities laws of any applicable state or other jurisdiction, or such sale or transfer is exempt from registration under such laws, and (B) except as permitted under the transfer restrictions contained in this Agreement and the Standstill Agreement.

                  (ii) LIMITED REGISTRATION RIGHTS. Except as contemplated under
         Section 5, Seller will be under no obligation to register Buyer's resale of the Valhi Units under the Securities Act or the securities laws of any state or other jurisdiction.

         4.  PRE-CLOSING COVENANTS.   The Parties  agree as follows with respect
to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) NOTICES AND CONSENTS. Each Party will give any notices (and cause each of its Subsidiaries to give any notices) to third parties, and each Party will use its reasonable efforts to obtain any third party consents, that the other Party reasonably may request in connection with the matters referred to in ss.3(a)(iii) and ss.3(b)(iii) above and the related Disclosure Schedule. Without limiting the generality of the foregoing, each of the Parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act or otherwise, will use its reasonable efforts to obtain early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary.

         (c) ACCESS. Seller will permit representatives of Buyer to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller as Buyer may reasonably request from time to time. Buyer will treat and hold as such any Confidential Information it receives from Seller in the course of the reviews contemplated by this ss.4(c), and, if this Agreement is terminated for any reason whatsoever, will return to Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession and continue to treat such information as confidential. Buyer shall not use the Confidential Information in any manner in violation of applicable law.



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         (d)  NO TRADING.   Buyer shall not purchase, sell, or deal in any Units
prior to the earlier of the Closing or termination of this Agreement.

         (e) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.4(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

         5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.7 below).

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any transaction contemplated under this Agreement, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records and be available to testify as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.7 below).

         (c) PUBLIC INFORMATION. Seller will file all reports required to be filed by it pursuant to the requirements of the Securities Exchange Act and the rules and regulations adopted by the Commission under such Act, and will take such further action as necessary to enable Buyer to sell the Valhi Units pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) the Shelf Registration Statement. Upon written request, Seller will deliver to Buyer a written statement as to whether it has complied with these requirements.

         (d) SHELF REGISTRATION. As soon as practicable following the Closing Date, Seller shall prepare and file with the Commission a registration statement (on Form S-3 if available) for the purpose of Buyer's resale of the Valhi Units (the "Shelf Registration Statement") and take any other action reasonably requested by Buyer in connection with any such resale (all of such actions, the "Shelf Registration"). Seller shall cause the Shelf

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Registration  Statement to become  effective under the Securities Act as soon as practicable and shall keep the Shelf Registration Statement effective until the earliest to occur of three years from the Closing Date or the date on which the Buyer is entitled to sell all of the Valhi Units under Rule 144 without registration under the Securities Act, or any similar successor rule (the "Shelf Registration Period"). If Buyer sells or otherwise transfers any of the Valhi Units as permitted by this Agreement and the Standstill Agreement in a sale or other transfer that is not registered under the Securities Act, Buyer may assign along with such Valhi Units its registration rights under this Agreement with respect to such Valhi Units to the purchaser or other transferee of such Valhi Units. Upon executing and delivering to Seller a document assuming Buyer's obligations under this Agreement and the Standstill Agreement, such purchaser or other transferee of Valhi Units (collectively with Buyer, the "Holders") shall be entitled to such registration rights. No subsequent purchasers or transferees of any Valhi Units shall be entitled to such rights.

         (e)  SHELF  REGISTRATION  PROCEDURES.   In connection  with  the  Shelf
Registration, the following procedures shall apply:

                    (i) Seller shall furnish to the Holders, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to any prospectus included therein (the "Prospectus") and shall use reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders reasonably may propose, provided that Seller shall not be required to include any particular comment of the Holders.

                   (ii) Seller shall take such action as may be necessary so that (A) the Shelf Registration Statement and any amendment thereto and any Prospectus and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (B) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Prospectus and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, and
         (D) the Seller complies with Rule 153 of the Securities Act Rules.

                   (iii)   Seller promptly  shall advise the Holders in writing:
         (A) when the Shelf Registration Statement and any amendment thereto has been filed with the

         Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;
         (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by Seller of any notification with respect to the suspension of the qualification of the Valhi Units included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (E) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (iv) Seller shall use commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                  (v) Seller shall furnish to each Holder included within the coverage of the Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto (including any reports or other documents incorporated therein by reference), including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                   (vi) Seller shall, during the Shelf Registration Period, deliver to each Holder of Valhi Units included within the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder may reasonably request; and Seller consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Valhi Units covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

                  (vii) Prior to any offering pursuant to the Shelf Registration Statement, Seller shall register or qualify or cooperate with the Holders of Valhi Units included therein and their respective counsel in connection with the registration or qualification of such Valhi Units for offer and sale under the securities or blue sky laws of such jurisdictions within the continental United States as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Valhi Units covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that Seller will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                   (viii) Seller shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Valhi Units to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Valhi Units pursuant to such Shelf Registration Statement.

                  (ix) Upon the occurrence of any event contemplated by paragraph (iii) above, Seller shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Valhi Units included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Seller notifies the Holders of the occurrence of any event contemplated by paragraph (iii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.


                  (x) Seller may require each Holder selling Valhi Units pursuant to the Shelf Registration Statement to furnish to Seller such information regarding the Holder and the distribution of such Valhi Units as Seller may from time to time reasonably require for inclusion in such Shelf Registration Statement and Seller may exclude from such registration the Valhi Units of any Holder that fails to furnish such information within a reasonable time after receiving such request.
                  (xi) Seller shall enter into such customary and reasonable agreements (including underwriting agreements in customary form) to take all other appropriate actions reasonably necessary to expedite or facilitate the registration or the disposition of the Valhi Units, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in this paragraph (e) (or such other customary and reasonable provisions and procedures acceptable to such underwriters, if any) with respect to all parties to be indemnified pursuant to this paragraph (e).

                  (xii) Seller shall (A) make reasonably available for inspection by the Holders whose Valhi Units will be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Seller and its Subsidiaries; (B) cause Seller's general partner and employees to supply all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations; (C) make such representations and warranties to the Holders of Valhi Units registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by Seller to underwriters in primary underwritten offerings; (D) obtain opinions of counsel to Seller (who may be the General Counsel of Seller) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion shall include, without limitation, as of the date of the opinion and as of the Effective Date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (E) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Seller (and, if necessary but subject to the limitations of ss.6(e)(xiii), any other independent certified public accountants of any subsidiary of Seller or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each such Holder registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (F) deliver such documents and certificates as may be reasonably requested by any such Holders and the underwriters, if any, including those to evidence compliance any customary conditions contained in the underwriting agreement. The foregoing actions set forth in this paragraph (e) shall be performed at each closing under any underwritten offering to the extent required thereunder.

                  (xiii) Seller shall bear all fees and expenses incurred in connection with the performance of its obligations under this paragraph
         (e) and shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority of the Valhi Units covered by the Shelf Registration Statement and reasonably acceptable to Buyer to act as counsel for the Holders in connection therewith ("Holders' Counsel"); provided however, that Seller shall not be obligated to reimburse the Holders or incur expenses in excess of $20,000 in the aggregate for Holders' Counsel plus the expenses arising from obtaining and delivering any legal opinions and "cold comfort" letters; provided, further, that each Holder shall be solely responsible for the payment of any commissions or discounts to brokers, underwriters, or other Persons incurred in connection with the disposition of such Holder's Valhi Units.
                  (xiv) In connection with the Shelf Registration Statement, Seller, agrees to indemnify and hold harmless each Holder covered thereby (including Buyer) and each person who controls any Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (A) Seller will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Seller by or on behalf of Buyer or any Holder specifically for inclusion therein and (B) the foregoing indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus relating to the Shelf Registration Statement shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, claim, damage or liability purchases any of the securities that are the subject thereof if such person did not receive a copy of the final Prospectus (or the final Prospectus as supplemented) at or prior to the written confirmation of the sale of such Valhi Units to such person and the untrue statement or alleged untrue statement or omission or alleged omission contained in the preliminary prospectus was corrected in the final Prospectus (or the final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which Seller may otherwise have.

                  (xv) Seller, jointly and severally, also agrees to indemnify or contribute to Losses (as defined below) of any underwriters of Valhi Units registered under the Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of Buyer and the selling Holders provided in this paragraph (e) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement to indemnify.

                  (xvi) Each Holder covered by the Shelf Registration Statement (including Buyer) severally agrees to indemnify and hold harmless Seller, its Managing General Partner, the officers and directors of its Managing General Partner and each person who controls Seller or its Managing General Partner within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from Seller, but only with reference to losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (A) any written information relating to such Holder furnished by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, or (B) any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus relating to the Shelf Registration Statement that was completely corrected in the final Prospectus (or the final Prospectus as supplemented) if at or prior to the written confirmation of the sale of such Valhi Units the purchaser failed to receive the final Prospectus (or the final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (xvii) Promptly after receipt by an indemnified party under this paragraph (e) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph (e) , notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability it may have to any indemnified party unless such delay prejudices the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, have previously served as counsel to the indemnifying party on any significant matter), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph (e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall use reasonable efforts to avoid duplication of work and expense by its counsel. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (xviii) In the event that the indemnity  provided in paragraph
         (e) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Shelf Registration Statement which resulted in such Losses; PROVIDED, HOWEVER, that in no case shall Buyer or any subsequent Holder of any Valhi Units be responsible, in the aggregate, for any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Valhi Units pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each person who controls Seller within the meaning of either the Securities Act or the Exchange Act, including its Managing General Partner and each officer and director of such Managing General Partner shall have the same rights to contribution as Seller, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (xix) The indemnification provisions of this paragraph (e) will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or Seller or any of the general partners, officers, directors, employees, agents or controlling persons referred to in this paragraph (e), and will survive the sale by a Holder of Valhi Units covered by the Shelf Registration Statement.

         (f) NYSE LISTING APPLICATION. Seller shall apply for listing of all Valhi Units on the New York Stock Exchange and cause such listing to be effective upon notice of issuance at Closing.

         (g) NO TRADING. From and after the Closing, the Buyer shall not purchase, sell, or deal in any Units except in accordance with the Standstill Agreement and this Agreement and in accordance with applicable law.

         6.  CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(a) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(ii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(iii) and ss.3(b)(iii) above;

                  (vi) all conditions have been satisfied to the obligations of the parties to the Asset Purchase Agreement and the Stock Purchase Agreement and the closings of the transactions contemplated in the Asset Purchase Agreement and the Stock Purchase Agreement shall occur simultaneously with the Closing;

                  (vii) Seller shall not have engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business since the date of this Agreement other than as contemplated by the Asset Purchase Agreement or described in the Disclosure Schedule; and

                  (viii) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(ii) is satisfied in all respects;

                  (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(iii) and ss.3(b)(iii) above;

                  (vi) all conditions have been satisfied to the obligations of the parties to the Asset Purchase Agreement and the Stock Purchase Agreement and the closings of the transactions contemplated in the Asset Purchase Agreement and the Stock Purchase Agreement shall occur simultaneously with the Closing; and

                  (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         7.  REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in ss.3 above shall survive the Closing (unless the damaged Party had Knowledge of any misrepresentation or breach of warranty contained in ss.3 above at the time of Closing) and continue in full force and effect until the expiration of any applicable statutes of limitations.

         (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER. In the event Seller breaches any of its representations in ss.3 above or any of its covenants contained in ss.2(e) or ss.5 of this Agreement, Seller agrees to indemnify Buyer from and against any Adverse Consequences Buyer shall suffer through and after the date of the claim for indemnification caused proximately by the breach.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER. In the event Buyer breaches any of its representations in ss.3 above or any of its covenants contained in ss.5 of this Agreement, Buyer agrees to indemnify Seller from and against any Adverse Consequences Seller shall suffer through and after the date of the claim for indemnification caused proximately by the breach.

         (d)  MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other Party (the "INDEMNIFYING PARTY") under this ss.7, then the Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                  (ii) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in ss.7(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party.

         (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the time cost of money (using the "Prime Rate" as identified in the Wall Street Journal Money Rates section from time to time as the base rate of interest for corporate loans as the discount rate) in determining Adverse Consequences for purposes of this ss.7. All indemnification payments under this ss.7 shall be deemed adjustments to the Purchase Price.

         (f) OTHER INDEMNIFICATION PROVISIONS. The indemnification provisions in this ss.7 are the sole remedy any Party may have for breach of any representation or warranty in ss.3 or any covenant in ss.5.

         8.  TERMINATION.

         (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous ten (10) business days given Buyer any notice pursuant to ss.4(e) above and any subject breach remains uncured on the date of Buyer's termination notice to Seller;

                  (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 18, 1997, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) Seller may terminate this Agreement as provided in clause
(y) of ss.2(a) above;

                  (v) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer has within the then previous ten (10) business days given Seller any notice pursuant to ss.4(e) above and any subject breach remains uncured on the date of Seller's termination notice to Buyer; and

                  (vi) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 18, 1997, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.4(c) above shall survive termination and Buyer shall not purchase, sell, or deal in any Units except in accordance with applicable law.

         10.  MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party or any affiliate of such Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Party which intends, or which has an affiliate that intends, to issue such press release or make such public announcement will advise the other Party prior to making the disclosure and
provide  the  other   Party   opportunity   to  comment   upon  the  release  or
announcement).

         (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for the Holders with respect to the registration rights described in Section 5(e) and the other persons entitled to indemnification under this Agreement.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, except that Buyer may assign its registration rights under this Agreement as provided in Section 5(d).

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO SELLER:            U.S. Restaurant Properties Master L.P.
                                  5310 Harvest Hill Road, Suite 270
                                  L.B. 168
                                  Dallas, Texas  75230
                                  Tel:  972-387-1487
                                  Fax:  972-490-9119

         COPY TO:                 Richard Wilensky, Esq.
                                  Middleberg Riddle & Gianna
                                  2323 Bryan Street, Suite 1600
                                  Dallas, Texas  75201
                                  Tel:  214-220-6300
                                  Fax:  214-220-0179

         IF TO BUYER:             Valhi, Inc.
                                  Three Lincoln Centre, Suite 1700
                                  5430 LBJ Freeway
                                  Dallas, TX  75240-2697
                                  Attention:  President
                                  Tel:  972-233-1700
                                  Fax: 972-239-0142

         COPY TO:                 James L. Palenchar
                                  Bartlit Beck Herman Palenchar & Scott
                                  511 16th Street, Suite 500
                                  Denver, Colorado  80202
                                  Tel:  303-592-3100
                                  Fax: 303-592-3140

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing sentence, Buyer shall bear the costs of any and all transfer taxes, including without limitation any use or sales taxes, associated with the sale of the Valhi Units.

         (l) CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) INCORPORATION OF EXHIBITS. The Exhibits and any annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                 U.S. RESTAURANT PROPERTIES MASTER L.P.,
                                 a Delaware limited partnership


                                 By: U.S. Restaurant Properties, Inc., a _____ corporation, its Managing General Partner

                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------


                                 VALHI, INC., a Delaware corporation

                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

                                    EXHIBIT B

                          FORM OF STANDSTILL AGREEMENT